UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 8, 2008
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On April 8, 2008, A. Schulman, Inc., (the “Company”) entered into a separation agreement with Barry A. Rhodes (the “Separation Agreement”), in connection with his resignation from the positions of Executive Vice President and Chief Operating Officer North America effective April 11, 2008. Joseph M. Gingo, the Company’s President and Chief Executive Officer, is assuming the duties and responsibilities previously undertaken by Mr. Rhodes regarding the Company’s North American operations and Invision® product line. The terms of Mr. Rhodes’ separation are set forth in the Separation Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The following is a brief description of the terms of the Separation Agreement, which description is qualified in its entirety by reference to the full text of the Separation Agreement.
     Under the terms of the Separation Agreement, Mr. Rhodes’ resignation from the Company will be effective April 11, 2008 (the “Effective Date”) and his Employment Agreement dated January 10, 2002 (as amended on March 19, 2007) (the “Employment Agreement”), will terminate. On the Effective Date, Mr. Rhodes will be entitled to receive a lump sum payment of $968,375.00 in lieu of salary and bonus compensation provided in the Employment Agreement. In addition, the Company will facilitate payment or the availability of benefits or amounts due under any benefit programs maintained by the Company in which Mr. Rhodes participated (including, without limitation, the Qualified Profit Sharing Plan and the Non-Qualified Profit Sharing Plan) but only to the extent that such benefits were earned and vested on or before the Effective Date. The Company will also provide Mr. Rhodes with medical benefits and access to executive outplacement services for a period of one year, and will compensate Mr. Rhodes for accrued and unused paid leave in the amount of $15,450.24. The Separation Agreement also confirms that the vesting and exercise of any outstanding equity awards held by Mr. Rhodes will be determined in accordance with, and to the extent provided under, the terms of the respective award agreements, except that Nonqualified Stock Options to purchase 7,334 shares of Company stock granted on October 21, 2005, which have not yet vested will be considered vested as of the Effective Date and remain exercisable for ninety (90) days thereafter. Also, 7,000 shares of Time-Based Restricted Stock granted on October 22, 2004, which normally would vest on October 22, 2008, will vest on the Effective Date. Mr. Rhodes will not be eligible to receive any incentive compensation payments for the year 2008.
     Under the Separation Agreement, Mr. Rhodes agrees not to reveal confidential information of the Company, and not to compete with the Company for a period of 12 months. Moreover, in consideration of the receipt of the payments and benefits set forth in the Separation Agreement, Mr. Rhodes releases and waives all nature of employment and discrimination claims against the Company, subject to applicable revocation periods.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description
99.1	Agreement between Barry A. Rhodes and A. Schulman, Inc., dated April 8, 2008 and effective April 11, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
	By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Date: April 9, 2008		Chief Financial Officer, Vice President and Treasurer